Exhibit 1.01
Comcast Corporation
Conflict Minerals Report
For the Year Ended December 31, 2025

Introduction

This Conflict Minerals Report (this “Report”) of Comcast Corporation ( “Comcast”, the “Company,” “we,” “us,” or “our”) for calendar year 2025 has been prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), as modified by guidance of the U.S. Securities and Exchange Commission (“SEC”) (the “Conflict Minerals Rule”).

The Conflict Minerals Rule requires issuers to annually file a Form SD with the SEC to disclose information regarding the use and origin of “Conflict Minerals” necessary for the functionality or production of products manufactured or contracted to be manufactured by such issuer. Under the Conflict Minerals Rule, “Conflict Minerals” currently include columbite-tantalite (coltan), cassiterite, gold, wolframite, and also their derivatives, tantalum, tin and tungsten. We refer to gold, tantalum, tin and tungsten collectively as “3TG.” The purpose of the Conflict Minerals Rule is to discover if issuers’ use of 3TG may have directly or indirectly financed or benefited armed groups in the Democratic Republic of Congo and its adjoining countries (the “Covered Countries”).

This Report describes the Company’s compliance program for products covered by the Conflict Minerals Rule, as well as steps taken to implement the compliance program, conduct in good faith an investigation as to the country of origin of the minerals used in the products that are within the scope of the Conflict Minerals Rule and perform due diligence on the source and chain of custody of such minerals (see “Product Description and Determination” below).

This Report is based on information available at the time of filing. This Report may contain forward-looking statements regarding steps to be taken in the future, and those statements are subject to risks and uncertainties. References to any website in this Form SD or Report do not incorporate information from that website into this filing.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source conflict minerals, (3) internal and external resource constraints and (4) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this Report. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this Report or to reflect the occurrence of unanticipated events.

Product Description and Determination

The due diligence measures set forth below were undertaken with respect to suppliers of the following products that the Company contracts to manufacture certain televisions, streaming devices and lighting fixtures (collectively, the “Covered Products”).

After taking the due diligence measures described below, we are not able to determine whether the 3TG smelter/refiner facilities used in our supply chain sourced 3TG from the Covered Countries and, if so, whether that 3TG was sourced from recycled, scrap or other conflict-free sources.

Reasonable Country of Origin Inquiry

In accordance with the Conflict Minerals Rule, our compliance process includes a Reasonable Country of Origin Inquiry (“RCOI”) seeking the location of the smelter/refiner facilities used to refine or process the 3TG used in the Covered Products.

Because the smelters and refiners that produce 3TG metals, and the mines from which the minerals are originally sourced, are many steps away from the Company in the supply chain, we rely on our suppliers to provide information to support our due diligence efforts. We have requested that the direct suppliers involved in our Covered Products conduct due diligence to identify the origin of the 3TG metals in the components or products they sell to us in seeking to ensure that the 3TG metals are sourced responsibly.

We conducted our RCOI based on the smelter information received from these suppliers. We then compared this information with the RCOI database compiled by the Responsible Minerals Initiative (“RMI”), an industry initiative of which we are a member. The RMI supports the collection of information, increased transparency, and smelter audits for due diligence over the mineral supply chain. Their RCOI database contains aggregated data on the origins of 3TG metals from smelters that conform with the RMI’s Responsible Minerals Assurance Process (“RMAP”). In some cases, information provided by our direct suppliers is incomplete, and suppliers are unable to confirm the country of origin information for 3TG metals. Based on data collected from the suppliers for the year ended December 31, 2025, we have reason to believe that 3TG metals contained in the Covered Products may have originated from one or more of the Covered Countries and were not from recycled or scrap sources.

See Annex 1 for a list of the identified smelters included in the Conflict Minerals Reporting Templates (“CMRT”) submitted by suppliers for the Covered Products and the smelter’s geographic location.

Comcast’s Due Diligence Framework

We have designed our due diligence measures with respect to the source and chain of custody of conflict minerals in the Covered Products to conform, in all material respects, with the internationally recognized five-step framework recommended by the Organization for Economic Cooperation and Development (“OECD”) in its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (OECD, 2016) (the “OECD Framework”). These five steps are as follows:

OECD Step 1: Establish Strong Company Management Systems

To date, we have taken the following steps to strengthen our company management systems with respect to Conflicts Minerals matters:

•Instituted a Conflicts Minerals Policy. We maintain a Conflict Minerals Policy (the “Conflict Minerals Policy”) with respect to Covered Products that sets forth (i) our support for sourcing conflict-free materials from the Covered Countries in accordance with the OECD Framework and (ii) our expectations of suppliers in support of our compliance activities. The Conflict Minerals Policy is publicly available at https://www.cmcsa.com/corporate-responsibility-reporting.

•Created a Cross-Functional Working Group to Support Conflict Minerals Due Diligence. The implementation of our RCOI, conducting due diligence on the source and chain of custody of conflict minerals in the Covered Products and identifying Covered Products are managed by a cross-functional working group that includes representatives across our primary business units from procurement, compliance, sustainability, accounting and legal departments (the “Conflict Minerals Working Group”). We have in the past also worked with specialist consultancy service providers to assist in tracking data, assessing risks and preparing our reporting information.

•Established a Conflict Minerals Supply Chain Due Diligence Process. We have requested that the direct suppliers involved in our Covered Products conduct due diligence to identify the origin of the 3TG metals in the components or products they sell to us in seeking to ensure that the 3TG metals are sourced responsibly. These suppliers are expected to extend a similar identification process to their own suppliers and cascade them down the supply chain until the origin of 3TG metals contained in the products supplied to us can be identified. These suppliers report their progress through the RMI’s CMRT. The CMRT is designed to identify the smelters from which any 3TG metals in each of the Covered Products are sourced.

•Provided a Company-level Grievance Mechanism for Reporting Concerns. Our Comcast NBCUniversal Listens and Sky Listens programs outlined in our Code of Conduct (available at https://corporate.comcast.com/impact/values-integrity/integrity/code-of-conduct) provides a company-level grievance mechanism for reporting any concerns related to allegations of illegal or unethical conduct or violations of Comcast’s Code of Conduct and policies, including those related to conflict minerals. It can be used by employees, contractors, suppliers’ employees or contractors, business partners or any other individual or organization to report concerns, anonymously if they prefer. Information on our Code of Conduct for Suppliers and Business Partners, which we communicate to our largest suppliers annually along with a note encouraging those suppliers to contact the Company directly or report through the grievance mechanism described above any concerns or reports of unethical conduct, is available on our website at https://corporate.comcast.com/impact/values-integrity/integrity/our-suppliers-and-business-partners.

•Collaboration with industry coalitions in support of our due diligence efforts. Comcast is a member of the Responsible Business Alliance and the RMI and engages with these organizations to better understand best practices and help improve due diligence.

OECD Step 2: Identify and Assess Risks in the Supply Chain

To help identify and assess conflict minerals risks in our supply chain, we requested that the suppliers of Covered Products complete the CMRT. We then analyzed their responses, and if we identified disclosure-related risks, we followed up with such supplier to further assess.

Certain individuals within the Conflict Minerals Working Group:
•managed the collection of information reported on the CMRT;
•coordinated follow-up communications with suppliers as needed; and
•reviewed additional information that may be available from other sources to evaluate for potential red flags and other risks.

We also compared the smelters identified in our supplier responses with the RMI List of All Operational 3TG Smelters, the RMI Smelter Revision History List, the RMI List of Conformant Smelters and the RMI List of Active Smelters. These lists are maintained online by the RMI and are frequently updated to reflect changes in the reporting status of various smelters.

See Annex 1 for a list of the identified smelters included in the CMRT submitted by suppliers for the Covered Products and the smelter’s geographic location.

OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks

Our strategy to respond to material identified risks in the supply chain includes a range of measures that form part of our due diligence process.

•We review supplier responses to the CMRT and follow up with suppliers to request clarification or more complete responses where necessary.

•Where potentially material risks are identified, we have communication processes to notify relevant management and engage with suppliers and request their commitment to corrective actions to manage these risks, including to improve data quality.

•We ask that, when suppliers of Covered Products identify smelters within the supply chain that are RMAP Non-Conformant, suppliers encourage the smelters to participate in the RMAP process or consider alternate sourcing arrangements.

•We request CMRT data from any new direct suppliers of Covered Products as part of their onboarding process and qualification criteria, helping to identify and address potential risks at an early stage of the supplier relationship.

OECD Step 4: Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We are a downstream consumer of 3TG and are many steps removed from the smelters that provide minerals and ores. Because we do not have a direct relationship with any smelter/refiner facilities for minerals contained in the Covered Products, we are unable to conduct audits of these entities. Instead, as recommended by the OECD Framework, we participate in industry initiatives for the development and implementation of a smelter/refiner audit program through our membership with the RMI, which administers the RMAP, which includes an audit.

OECD Step 5: Report Annually on Supply Chain Due Diligence

This Report and the related Form SD are publicly available online at https://www.cmcsa.com/financials/sec-filings.

Due Diligence Performed and Results

With respect to the 2025 calendar year reporting period, we performed the following due diligence measures with respect to Covered Products:

•Collected information through the CMRT from suppliers on the smelters and refiners of conflict minerals that were reported to be in the supply chain;

•Compared the reported smelters and refiners to the list of smelters and refiners found by RMI to be conformant (or actively pursuing conformity) with the RMAP standards;

•Reviewed available information from certain additional resources on the sourcing and due diligence practices of the reported smelters and refiners; and

•Supported the RMI’s programs and initiatives, such as the RMAP, and attended RMI working group meetings and the RMI annual conference.

Our efforts to determine the mine or location of origin consisted of the due diligence measures described in this Report. As a downstream consumer of 3TG, we do not have a direct relationship with any of the reported smelters and refiners, and we relied upon our suppliers and third-party organizations such as RMI to review upstream information, including the mine or location of origin of necessary conflict minerals. We believe that seeking information about 3TG smelter/refiner facilities in our supply chain and otherwise participating in the RMI’s assessment program as described above represents a reasonable effort to determine the mines or locations of origin of 3TG in our supply chain.

We received responses from 100% of the suppliers surveyed. The survey included 130 suppliers identified as potentially incorporating 3TG into Covered Products supplied to the Company. The relevant suppliers declared a total of 311 unique smelter names as the source of 3TG in the Covered Products. Of those smelters, 224 were designated as conformant or active under the RMAP as of December 31, 2025. However, we are unable to link specific smelters to our applicable products.

Annex 1 contains a list of the unique smelter names disclosed to us by suppliers of the Covered Products and the smelter’s geographic location. Based on the information provided by the suppliers, from the RMAP and from other sources, we believe that the countries of origin of the conflict minerals contained in some of our Covered Products might include Covered Countries, as well as recycled and scrap sources.

Annex 2 contains the aggregated list of countries of origin of the conflict minerals used by the smelter facilities listed in Annex 1 based on input from RMI and our suppliers.

Continuous Improvement Efforts to Mitigate Risk

We recognize that efforts to reduce violence associated with conflict minerals are ongoing and require us to adapt to changing situations. We are committed to improving our compliance processes and engaging with suppliers of Covered Products.

We will continue to improve our compliance processes including, but not limited to, taking the following steps for the 2026 reporting year with respect to Covered Products:

•We will continue to engage with our in-scope suppliers to gain better visibility of the country of origin and chain of custody of the 3TG used in our in-scope products.

•We will use and encourage our in-scope suppliers to use publicly available tools from the RMI and to source from conflict-free smelters that are listed as conformant by the RMI.

•We will continue to work with our in-scope suppliers and engage with our supply chain to increase the quality of the data provided to us.

•We will continue to be a member of the RMI and contribute to their various initiatives.

•We will continue to require our in-scope suppliers to adhere to applicable laws and regulations and support our due diligence efforts if their products do contain conflict minerals.

•We will continue to review our policy and enhance our strategy with regards to conflict minerals.

ANNEX 1

 Identified Smelters
(Of the 311 identified Smelters, 224 were RMAP “Conformant” or “Active” as of December 31, 2025)

Metal	Smelter Name	Country
Gold (Au)	8853 S.p.A.	IT
Gold (Au)	ABC Refinery Pty Ltd.	AU
Gold (Au)	Abington Reldan Metals, LLC	US
Gold (Au)	Advanced Chemical Company	US
Gold (Au)	Agosi AG	DE
Gold (Au)	Aida Chemical Industries Co., Ltd.	JP
Gold (Au)	Al Etihad Gold Refinery DMCC	AE
Gold (Au)	Albino Mountinho Lda.	PT
Gold (Au)	Alexy Metals	US
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZ
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BR
Gold (Au)	Argor-Heraeus S.A.	CH
Gold (Au)	ASAHI METALFINE, Inc.	JP
Gold (Au)	Asahi Refining Canada Ltd.	CA
Gold (Au)	Asahi Refining USA Inc.	US
Gold (Au)	Asaka Riken Co., Ltd.	JP
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TR
Gold (Au)	Attero Recycling Pvt Ltd	IN
Gold (Au)	AU Traders and Refiners	ZA
Gold (Au)	Augmont Enterprises Private Limited	IN
Gold (Au)	Aurubis AG	DE
Gold (Au)	Bangalore Refinery	IN
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PH
Gold (Au)	Boliden Ronnskar	SE
Gold (Au)	C. Hafner GmbH + Co. KG	DE
Gold (Au)	Caridad	MX
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CA
Gold (Au)	Cendres + Metaux S.A.	CH
Gold (Au)	CGR Metalloys Pvt Ltd.	IN
Gold (Au)	Chimet S.p.A.	IT
Gold (Au)	Chugai Mining	JP
Gold (Au)	Coimpa Industrial LTDA	BR
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	DE
Gold (Au)	Dijllah Gold Refinery FZC	AE
Gold (Au)	Dowa	JP
Gold (Au)	DSC (Do Sung Corporation)	KR
Gold (Au)	Eco-System Recycling Co., Ltd. East Plant	JP
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JP

Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JP
Gold (Au)	Elite Industech Co., Ltd.	TW
Gold (Au)	Emerald Jewel Industry India Limited (Unit 1)	IN
Gold (Au)	Emerald Jewel Industry India Limited (Unit 2)	IN
Gold (Au)	Emerald Jewel Industry India Limited (Unit 3)	IN
Gold (Au)	Emerald Jewel Industry India Limited (Unit 4)	IN
Gold (Au)	Emirates Gold DMCC	AE
Gold (Au)	Fujairah Gold FZC	AE
Gold (Au)	GG Refinery Ltd.	TZ
Gold (Au)	GGC Gujrat Gold Centre Pvt. Ltd.	IN
Gold (Au)	Gold by Gold Colombia	CO
Gold (Au)	Gold Coast Refinery	GH
Gold (Au)	Gold Corporation - The Perth Mint	AU
Gold (Au)	Heimerle + Meule GmbH	DE
Gold (Au)	Heraeus Germany GmbH Co. KG	DE
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CN
Gold (Au)	HwaSeong CJ CO., LTD.	KR
Gold (Au)	Impala Platinum - Platinum Metals Refinery (PMR)	ZA
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CN
Gold (Au)	International Precious Metal Refiners	AE
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JP
Gold (Au)	Istanbul Gold Refinery	TR
Gold (Au)	Italpreziosi	IT
Gold (Au)	JALAN & Company	IN
Gold (Au)	Japan Mint	JP
Gold (Au)	Jiangxi Copper Co., Ltd.	CN
Gold (Au)	JX Advanced Metals Corporation	JP
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JP
Gold (Au)	K.A. Rasmussen	NO
Gold (Au)	Kazakhmys Smelting LLC	KZ
Gold (Au)	Kazzinc	KZ
Gold (Au)	Kennecott Utah Copper LLC	US
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	PL
Gold (Au)	Kojima Chemicals Co., Ltd.	JP
Gold (Au)	Korea Zinc Co., Ltd.	KR
Gold (Au)	Kundan Care Products Ltd.	IN
Gold (Au)	Kyrgyzaltyn JSC	KG
Gold (Au)	L'azurde Company For Jewelry	SA
Gold (Au)	L'Orfebre S.A.	AD
Gold (Au)	LS MnM Inc.	KR
Gold (Au)	LSM&M	KR
Gold (Au)	LT Metal Ltd.	KR
Gold (Au)	Marsam Metals	BR
Gold (Au)	Materion	US
Gold (Au)	Matsuda Sangyo Co., Ltd.	JP

Gold (Au)	MD Overseas	IN
Gold (Au)	Metal Concentrators SA (Pty) Ltd.	ZA
Gold (Au)	Metallix Refining Inc.	US
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CN
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SG
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CN
Gold (Au)	Metalor Technologies S.A.	CH
Gold (Au)	Metalor USA Refining Corporation	US
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MX
Gold (Au)	Mitsubishi Materials Corporation	JP
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JP
Gold (Au)	MKS PAMP SA	CH
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	IN
Gold (Au)	Modeltech Sdn Bhd	MY
Gold (Au)	Morris and Watson	NZ
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TR
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZ
Gold (Au)	NH Recytech Company	KR
Gold (Au)	Nihon Material Co., Ltd.	JP
Gold (Au)	NOBLE METAL SERVICES	US
Gold (Au)	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AT
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JP
Gold (Au)	Pease & Curren	US
Gold (Au)	Planta Recuperadora de Metales SpA	CL
Gold (Au)	PT Aneka Tambang (Persero) Tbk	ID
Gold (Au)	PX Precinox S.A.	CH
Gold (Au)	QG Refining, LLC	US
Gold (Au)	Rand Refinery (Pty) Ltd.	ZA
Gold (Au)	REMONDIS PMR B.V.	NL
Gold (Au)	Royal Canadian Mint	CA
Gold (Au)	SAAMP	FR
Gold (Au)	Sabin Metal Corp.	US
Gold (Au)	Safimet S.p.A	IT
Gold (Au)	SAFINA A.S.	CZ
Gold (Au)	Sai Refinery	IN
Gold (Au)	SAM Precious Metals FZ-LLC	AE
Gold (Au)	Samduck Precious Metals	KR
Gold (Au)	Samwon Metals Corp.	KR
Gold (Au)	SEMPSA Joyeria Plateria S.A.	ES
Gold (Au)	Shandong Gold Smelting Co., Ltd.	CN
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CN
Gold (Au)	Shirpur Gold Refinery Ltd.	IN
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CN
Gold (Au)	Singway Technology Co., Ltd.	TW

Gold (Au)	Solar Applied Materials Technology Corp.	TW
Gold (Au)	Sovereign Metals	IN
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LT
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JP
Gold (Au)	SungEel HiMetal Co., Ltd.	KR
Gold (Au)	Super Dragon Technology Co., Ltd.	TW
Gold (Au)	T.C.A S.p.A	IT
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JP
Gold (Au)	Tokuriki Honten Co., Ltd.	JP
Gold (Au)	TOO Tau-Ken-Altyn	KZ
Gold (Au)	Torecom	KR
Gold (Au)	Umicore Precious Metals Thailand	TH
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BE
Gold (Au)	United Precious Metal Refining, Inc.	US
Gold (Au)	Valcambi S.A.	CH
Gold (Au)	WEEEREFINING	FR
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AU
Gold (Au)	WIELAND Edelmetalle GmbH	DE
Gold (Au)	Yamakin Co., Ltd.	JP
Gold (Au)	Yokohama Metal Co., Ltd.	JP
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CN
Gold (Au)	Zijin Mining Group Gold Smelting Co. Ltd.	CN
Tantalum (Ta)	AMG Brasil	BR
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CN
Tantalum (Ta)	D Block Metals, LLC	US
Tantalum (Ta)	F&X Electro-Materials Ltd.	CN
Tantalum (Ta)	FIR Metals & Resource Ltd.	CN
Tantalum (Ta)	Global Advanced Metals Aizu	JP
Tantalum (Ta)	Global Advanced Metals Boyertown	US
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CN
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CN
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CN
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CN
Tantalum (Ta)	Jiujiang Janny New Material Co., Ltd.	CN
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CN
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CN
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CN
Tantalum (Ta)	KEMET de Mexico	MX
Tantalum (Ta)	Materion Newton Inc.	US
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	IN
Tantalum (Ta)	Mineracao Taboca S.A.	BR
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JP
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CN
Tantalum (Ta)	NPM Silmet AS	EE

Tantalum (Ta)	PowerX Ltd.	RW
Tantalum (Ta)	QuantumClean	US
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BR
Tantalum (Ta)	RFH Yancheng Jinye New Material Technology Co., Ltd.	CN
Tantalum (Ta)	Taki Chemical Co., Ltd.	JP
Tantalum (Ta)	TANIOBIS Co., Ltd.	TH
Tantalum (Ta)	TANIOBIS GmbH	DE
Tantalum (Ta)	TANIOBIS Japan Co., Ltd.	JP
Tantalum (Ta)	TANIOBIS Smelting GmbH & Co. KG	DE
Tantalum (Ta)	Telex Metals	US
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KZ
Tantalum (Ta)	XIMEI RESOURCES (GUANGDONG) LIMITED	CN
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CN
Tantalum (Ta)	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CN
Tin (Sn)	Alpha Assembly Solutions Inc	US
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VN
Tin (Sn)	Aurubis Beerse	BE
Tin (Sn)	Aurubis Berango	ES
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CN
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CN
Tin (Sn)	China Tin Group Co., Ltd.	CN
Tin (Sn)	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BR
Tin (Sn)	CRM Synergies	ES
Tin (Sn)	CV Ayi Jaya	ID
Tin (Sn)	CV Venus Inti Perkasa	ID
Tin (Sn)	Dongguan Best Alloys Co., Ltd.	CN
Tin (Sn)	Dowa	JP
Tin (Sn)	DS Myanmar	MM
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VN
Tin (Sn)	EM Vinto	BO
Tin (Sn)	Estanho de Rondonia S.A.	BR
Tin (Sn)	Fabrica Auricchio Industria e Comercio Ltda.	BR
Tin (Sn)	Feinhutte Halsbrucke GmbH	DE
Tin (Sn)	Fenix Metals	PL
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CN
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CN
Tin (Sn)	Global Advanced Metals Greenbushes Pty Ltd.	AU
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CN
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CN
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CN
Tin (Sn)	Luna Smelter, Ltd.	RW
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BR
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MY

Tin (Sn)	Malaysia Smelting Corporation Berhad (Port Klang)	MY
Tin (Sn)	Melt Metais e Ligas S.A.	BR
Tin (Sn)	Metallic Resources, Inc.	US
Tin (Sn)	Mineracao Taboca S.A.	BR
Tin (Sn)	Mining Minerals Resources SARL	CD
Tin (Sn)	Minsur	PE
Tin (Sn)	Mitsubishi Materials Corporation	JP
Tin (Sn)	Modeltech Sdn Bhd	MY
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VN
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	TH
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PH
Tin (Sn)	Operaciones Metalurgicas S.A.	BO
Tin (Sn)	Pongpipat Company Limited	MM
Tin (Sn)	Precious Minerals and Smelting Limited	IN
Tin (Sn)	PT Aries Kencana Sejahtera	ID
Tin (Sn)	PT Arsed Indonesia	ID
Tin (Sn)	PT Artha Cipta Langgeng	ID
Tin (Sn)	PT ATD Makmur Mandiri Jaya	ID
Tin (Sn)	PT Babel Inti Perkasa	ID
Tin (Sn)	PT Babel Surya Alam Lestari	ID
Tin (Sn)	PT Bangka Prima Tin	ID
Tin (Sn)	PT Bangka Serumpun	ID
Tin (Sn)	PT Bangka Tin Industry	ID
Tin (Sn)	PT Belitung Industri Sejahtera	ID
Tin (Sn)	PT Bukit Timah	ID
Tin (Sn)	PT Cipta Persada Mulia	ID
Tin (Sn)	PT Menara Cipta Mulia	ID
Tin (Sn)	PT Mitra Stania Prima	ID
Tin (Sn)	PT Mitra Sukses Globalindo	ID
Tin (Sn)	PT Premium Tin Indonesia	ID
Tin (Sn)	PT Prima Timah Utama	ID
Tin (Sn)	PT Putera Sarana Shakti (PT PSS)	ID
Tin (Sn)	PT Rajawali Rimba Perkasa	ID
Tin (Sn)	PT Rajehan Ariq	ID
Tin (Sn)	PT Refined Bangka Tin	ID
Tin (Sn)	PT Sariwiguna Binasentosa	ID
Tin (Sn)	PT Stanindo Inti Perkasa	ID
Tin (Sn)	PT Sukses Inti Makmur (SIM)	ID
Tin (Sn)	PT Timah Nusantara	ID
Tin (Sn)	PT Timah Tbk Kundur	ID
Tin (Sn)	PT Timah Tbk Mentok	ID
Tin (Sn)	PT Tinindo Inter Nusa	ID
Tin (Sn)	PT Tommy Utama	ID
Tin (Sn)	Resind Industria e Comercio Ltda.	BR
Tin (Sn)	RIKAYAA GREENTECH PRIVATE LIMITED	IN

Tin (Sn)	Rui Da Hung	TW
Tin (Sn)	Soft Metais Ltda.	BR
Tin (Sn)	Super Ligas	BR
Tin (Sn)	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JP
Tin (Sn)	Thaisarco	TH
Tin (Sn)	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CN
Tin (Sn)	Tin Technology & Refining	US
Tin (Sn)	TRATHO Metal Quimica	BR
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VN
Tin (Sn)	VQB Mineral and Trading Group JSC	VN
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BR
Tin (Sn)	Woodcross Smelting Company Limited	UG
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CN
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CN
Tungsten (W)	A.L.M.T. Corp.	JP
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VN
Tungsten (W)	China Molybdenum Tungsten Co., Ltd.	CN
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CN
Tungsten (W)	Cronimet Brasil Ltda	BR
Tungsten (W)	Fujian Xinlu Tungsten Co., Ltd.	CN
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CN
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CN
Tungsten (W)	Global Tungsten & Powders LLC	US
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CN
Tungsten (W)	H.C. Starck Tungsten GmbH	DE
Tungsten (W)	Hubei Green Tungsten Co., Ltd.	CN
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CN
Tungsten (W)	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CN
Tungsten (W)	Japan New Metals Co., Ltd.	JP
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CN
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CN
Tungsten (W)	Jiangxi Suns Nonferrous Materials Co. Ltd.	CN
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CN
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CN
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CN
Tungsten (W)	Jing Yuan Tungsten Technology Co., Ltd.	TW
Tungsten (W)	KENEE MINING VIETNAM COMPANY LIMITED	VN
Tungsten (W)	Kennametal Fallon	US
Tungsten (W)	Kennametal Huntsville	US
Tungsten (W)	Lianyou Metals Co., Ltd.	TW
Tungsten (W)	Lianyou Resources Co., Ltd.	TW
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CN
Tungsten (W)	Masan High-Tech Materials	VN

Tungsten (W)	Niagara Refining LLC	US
Tungsten (W)	Philippine Bonway Manufacturing Industrial Corporation	PH
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PH
Tungsten (W)	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CN
Tungsten (W)	TANIOBIS Smelting GmbH & Co. KG	DE
Tungsten (W)	Tungsten Vietnam Joint Stock Company	VN
Tungsten (W)	Wolfram Bergbau und Hutten AG	AT
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CN
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CN

ANNEX 2

Countries of Origin of 3TG
Based on RMI March 27, 2026 Data

Argentina	Greenland	Peru
Armenia	Guatemala	Philippines
Australia	Guinea	Poland
Austria	Guyana	Portugal
Azerbaijan	Honduras	Russian Federation
Benin	India	Rwanda*
Bolivia	Indonesia	Saudi Arabia
Brazil	Ivory Coast	Senegal
Bulgaria	Japan	Serbia
Burkina Faso	Kazakhstan	Sierra Leone
Burundi*	Kenya	Slovakia
Cambodia	Kyrgyzstan	Solomon Islands
Canada	Laos	South Africa
Chile	Liberia	Spain
China	Madagascar	Suriname
Colombia	Malaysia	Sweden
Congo, Democratic Republic of the *	Mali	Tajikistan
Costa Rica	Mauritania	Tanzania*
Dominican Republic	Mexico	Thailand
Ecuador	Mongolia	Turkey
Egypt	Morocco	Uganda*
Eswatini	Mozambique	Ukraine
Ethiopia	Myanmar	United Kingdom of Great Britain and Northern Ireland
Fiji	Namibia	United States of America
Finland	New Zealand	Uzbekistan
France	Nicaragua	Vietnam
French Guiana	Niger	Zambia*
Georgia	Nigeria	Zimbabwe
Germany	Norway
Ghana	Papua New Guinea
*Covered Country